Exhibit 3.2

BIOQUEST CORP.

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE-SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING THROUGH THE WEBSITE MAINTAINED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS RELATING TO THE OFFERING AND PRESENTED TO INVESTORS ON THE COMPANY’S WEBSITE OR PROVIDED BY THE BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

Ladies and Gentlemen:

1.	Subscription.

a.	The undersigned (“Subscriber”) hereby irrevocably subscribes for and agrees to purchase Common Stock (the “Securities”), of BioQuest Corp., a Nevada corporation (the “Company”), at a purchase price of $1.00 per share of Common Stock (the “Per Security Price”), upon the terms and conditions set forth herein. The minimum purchase requirement per investor is 500 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

b.	Subscriber understands that the Securities are being offered pursuant to an offering circular (the “Offering Circular”) filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement, including exhibits thereto, and any other information required by the Subscriber to make an investment decision.

c.	The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.

d.	The aggregate number of Securities sold shall not exceed 10,000,000 shares (the “Maximum Offering”). The Company may accept subscriptions until the termination date given in the Offering Circular, unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the Maximum Offering (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

e.	In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

2.	Purchase Procedure.

a.	Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. Subscriber shall deliver a signed copy of this Subscription Agreement (which may be executed and delivered electronically), along with payment for the aggregate purchase price of the Securities by Check, ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

b.	No Escrow. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

3.	Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

a.	Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada. The Company has all the requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

b.	Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

c.	Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

d.	No filings . Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

e.	Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities is as set forth in “Securities Being Offered” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

f.	Financial statements. Complete copies of the Company’s financial statements consisting of the balance sheets of the Company given in the Offering Circular and the related statements of income, stockholders’ equity and cash flows for the two-year period then ended (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated.

g.	Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in the “Use of Proceeds” section in the Offering Circular.

h.	Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.	Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date(s):

a.	Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

b.	Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

c.	Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is a limited public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

d.	Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

e.	Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

f.	Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

g.	No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber.

h.	Issuer-Directed Offering; No Underwriter. Subscriber understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent.

i.	Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

5.	Survival of Representations. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Agreement.

6.	Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

7.	Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

8.	If to the Company, to:

BioQuest Corp.

4750 Campus Drive,

Newport Beach, CA 92660

If to a Subscriber, to Subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

9.	Miscellaneous.

a.	All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

b.	This Subscription Agreement is not transferable or assignable by Subscriber.

c.	The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

d.	None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

e.	In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

f.	The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

g.	This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

h.	The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

i.	The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

j.	This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

k.	If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

l.	No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[SIGNATURE PAGE FOLLOWS]

BioQuest Corp.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Stock of BioQuest Corp., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) The number of shares of Common Stock the undersigned hereby	________________________________
irrevocably subscribes for is:
(print number of Shares)

(b) The aggregate purchase price (based on a purchase price of $1.00
per Share) for the Common Stock the undersigned hereby	$________________________________
irrevocably subscribes for is:
(print aggregate purchase price)

(c) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:	__________________________________

(print name of owner or joint owners)

If the Securities are to be purchased in joint names, both Subscribers must sign:

Signature	Signature

Name (Please Print)	Name (Please Print)

Entity Name (if applicable)

Signatory title (if applicable)	Email address

Email address	Address

Address
Telephone Number

Telephone Number	Social Security Number

Social Security Number/EIN	Date

Date

* * * * *

BioQuest Corp.
This Subscription is accepted
on _____________, 2024
By:
	Name:	Thomas Hemingway
	Title:	CEO

***

SUBSCRIPTION DOCUMENTS

BIOQUEST CORP.

a Nevada Corporation

$1.00 per Unit*

5,000,000 Units,

Each unit consisting of 1 Share of Common Stock and 1 Warrant exercisable at $1.00 per Warrant.

Minimum Investment: 500 Units

INSTRUCTIONS FOR SUBSCRIPTION

To Subscribe

1.	Subscription Agreement

Please execute the signature page and return with the Investor Questionnaire.

2.	Investor Questionnaire

Please complete and return with your executed Subscription Agreement.

3.	Please make check payable to: BioQuest Corp.

4.	Please mail subscription documents and checks to: BioQuest Corp.

By Mail:	By hand or overnight courier:

BioQuest Corp. 4570 Campus Drive, Suite 206 Newport Beach, CA 92660 USA	BioQuest Corp. 4570 Campus Drive, Suite 206 Newport Beach, CA 92660 USA

Office Phone # (714) 978-4425

SUBSCRIPTION AGREEMENT

Name of Investor:_______________________________________

(Print)

Thomas Hemingway, President

BioQuest Corp.

4570 Campus Drive, Suite 206

Newport Beach, CA 92660

USA

Re:	BIOQUEST CORP. – 5,000,000 Units each consisting of one Share of Common Stock and one Warrant (the “Units”)

Gentlemen:

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Units in BioQuest Corp., a Nevada corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The offering price is $1.00 per Unit, payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Units. The undersigned understands that the Units are being offered pursuant to the Offering Circular, dated May 10, 2024 and its exhibits (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate and presents a true statement of the undersigned’s financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him/her. The undersigned has adequate financial resources for an investment of this character, and at this time he/she could bear a complete loss of his/her investment without a change in lifestyle. The undersigned understands that any projections which may be made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations.

(iv) The undersigned understands that the Units are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Units.

(v) The undersigned understands that the Units are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Units are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Units. The undersigned covenants not to sell, transfer or otherwise dispose of a Unit unless such Unit has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (see the attached Purchaser Questionnaire), or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

(vii) The undersigned has no need for any liquidity in his/her investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Units and a public market for the Units may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Units have not been registered under the 1933 Act and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him/her of Units have been made within the state indicated below his/her signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him/her or his/her purchaser representative with respect to the Units subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Units. This Subscription Agreement and all other documents executed in connection with this subscription for Units are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he/she resides or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements and is not a minor.

3. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or in the Purchaser Questionnaire being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 3 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Units. The undersigned hereby grants to the Company the right to set off against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 3 of this Subscription Agreement.

4. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he/she will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he/she is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Units.

5. Foreign Investors. The undersigned hereby represents and warrants that the undersigned is not (i) named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, (iv) a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, (v) a person who owns more than fifteen percent (15%) of its assets in Sanctioned Countries, or (vi) a person who derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

6. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The venue for any legal action under this Agreement will be in the proper forum in the County of Clark, State of Nevada. This provision does not, nor is intended to, apply to claims under the Federal securities laws. This exclusive legal forum provision could add significant cost, discourage claims, and limits the ability of investors to bring a claim in a more favorable legal forum or jurisdiction. This provision does not apply to purchasers in secondary transactions.

7. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Units as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

The undersigned has (have) executed this Subscription Agreement on this _____ day of ____________________,

20______, at ___________________________________.

SUBSCRIBER (1)	SUBSCRIBER (2)

Signature	Signature

(Print Name of Subscriber)	(Print Name of Subscriber)

(Street Address)	(Street Address)

(City, State and Zip Code)	(City, State and Zip Code)

(Social Security or Tax Identification Number)	(Social Security or Tax Identification Number)

Number of Units ____________

Dollar Amount of Units (At $______ per Unit) ____________________________

PLEASE MAKE CHECKS PAYABLE TO: “BIOQUEST CORP.”

MANNER IN WHICH TITLE IS TO BE HELD:

/_/	Community Property*	/_/	Individual Property

/_/	Joint Tenancy With Right of Survivorship*	/_/	Separate Property

/_/	Corporate or Fund Owners**	/_/	Tenants-in-Common*

/_/	Pension or Profit Sharing Plan	/_/	Tenants-in-Entirety*

/_/	Trust or Fiduciary Capacity (trust documents must accompany this form)	/_/	Keogh Plan

/_/	Fiduciary for a Minor	/_/	Individual Retirement Account

		/_/	Other (Please indicate)
* Signature of all parties required
** In the case of a Fund, state names of all partners.

SUBSCRIPTION ACCEPTED:

BIOQUEST CORP.

By: Thomas Hemingway, President	Date

BIOQUEST CORP.

PURCHASER QUESTIONNAIRE

Thomas Hemingway, President

BioQuest Corp.

4570 Campus Drive, Suite 206

Newport Beach, CA 92660

Re: BIOQUEST CORP.

Gentlemen:

The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase Units consisting of one share of common stock and one warrant (the “Units”) in the above referenced Company pursuant to Section 3(b) of the Securities Act of 1933, as amended (the “Act”), Regulation A promulgated thereunder, and appropriate provisions of applicable state securities laws. I understand that you will rely upon the following information for purposes of such determination, and that the Units will not be registered under the Act in reliance upon the exemption from registration provided by Section 3(b) of the Act, Regulation A, and appropriate provisions of applicable state securities laws.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Units is exempt from registration under the Act or meets the requirements of applicable state securities laws.

I hereby provide you with the following representations and information:

1. Name: ____________________________________________________________________________

2. Residence Address & Telephone No: _____________________________________________________

3. Mailing Address: ____________________________________________________________________

3a. Email Address:______________________________________________________________________

4. Employer and Position: _______________________________________________________________

5. Business Address & Telephone No: ______________________________________________________

6. Business or Professional Education & Degree: ______________________________________________

7. Prior Investments of Purchaser:

Amount (Cumulative) $ ______________________ (initial appropriate category below):

Capital Stock:	/_/ None (Initial)	/_/ Up to $50,000 (Initial)	/_/ $50,000 to $250,000 (Initial)	/_/ Over $250,000 (Initial)
Bonds:	/_/ None (Initial)	/_/ Up to $50,000 (Initial)	/_/ $50,000 to $250,000 (Initial)	/_/ Over $250,000 (Initial)
Other:	/_/ None (Initial)	/_/ Up to $50,000 (Initial)	/_/ $50,000 to $250,000 (Initial)	/_/ Over $250,000 (Initial)

8.	Based on the definition of an “Accredited Investor” which appears below, I am an Accredited Investor:

/_/ Yes /_/ No

(initial appropriate category)

I understand that the representations contained in this section are made for the purpose of qualifying me as an accredited investor as the term is defined by the Securities and Exchange Commission for the purpose of selling securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects. I am an Accredited Investor because I fall within one of the following categories (initial appropriate category):

/_/ A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, not including the value of the person’s primary residence;

/_/ A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

/_/ My spouse and I have had joint income for the most two recent years in excess of $300,000 and we expect our joint income to be in excess of $300,000 for the current year;

/_/ Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, Massachusetts Business Trust or Fund not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

/_/ A bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; insurance company as defined in Section 2(12) of the Securities Act, investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of that Act; or Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

/_/ A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

/_/ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is to be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

/_/ An entity in which all of the equity owners are Accredited Investors under the above paragraph.

9. Financial Information:

(a)	My net worth (not including the value of my primary residence) is

$_________________

(b)	My gross annual income during the preceding two years was:

$_________________ (2023)

$_________________ (2022)

(c) My anticipated gross annual income in 2024 is $ _______________.

(d) (1) (initial here) /_/ I have such knowledge and experience in financial, tax and business matters that I am capable of utilizing the information made available to me in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units, and to make an informed investment decision with respect to the Units. I do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

(2) (initial here) /_/ I intend to use the services of the following named person(s) as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Units and hereby appoint such person(s) to act as my Purchaser Representative(s) in connection with my proposed purchase of Units.

List name(s) of Purchaser Representative(s), if applicable. __________________________________

10. Except as indicated below, any purchases of the Units will be solely for my account, and not for the account of any other person or with a view to any resale or distribution thereof.

11. I represent to you that the information contained herein is complete and accurate and may be relied upon by you. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of Units, if any, by me.

Name (Please Print): _________________________________________________________________

Signature __________________________________________________________________________

Telephone Number ___________________________________________________________________

Social Security or Tax I.D. Number ______________________________________________________

Executed at: ________________________________________________________________________

on this ________ day of _________________________________, 20_______